Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-194620, 333-203494, 333-217436, 333-231799, 333-231802, 333-232957, 333-236228, 333-238037, 333-252616, 333-255822, 333-260656, 333-264745, 333-269532, and 333-272446) of F5, Inc. of our report dated November 18, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
November 18, 2024